As filed with the Securities and Exchange Commission on February 28, 2003
Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933

Sigma Designs, Inc.
(Exact name of registrant as specified in its charter)

California	94-2848099
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1221 California Circle
Milpitas, California    95035-3024
(Address of principal executive offices, including zip code)

2001 Employee Stock Option Plan
2001 Employee Stock Purchase Plan
 (Full title of the Plan)

Thinh Q. Tran
Chief Executive Officer
Sigma Designs, Inc.
1221 California Circle
Milpitas, CA   95035
(408) 262-9003

(Name, address, including zip code, and telephone number,
including area code,
of agent for service)

Copy to:
Mark A. Bertelsen, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA   94304-1050
(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, no par value: Issuable under the 2001 Employee Stock Option Plan (the "Option Plan")	665,703	$3.55	$2,363,245.65	$191.19
Issuable under the 2001 Employee Stock Purchase Plan (the "Purchase Plan")	150,000	$3.55	$532,500.00	$43.08
Total	815,703	$3.55	$2,895,745.65	$234.27

(1)   This Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock.

(2)   Estimated solely for the purpose of computing the registration fee required by Section 6(b) of the Securities Act pursuant to Rules 457(h) and 457(c) under the Securities Act, based upon the average between the high and low prices of the Common Stock as reported on the Nasdaq National Market on February 24, 2003.

This registration statement relates to the registration of additional securities of the same class as other securities for which a registration statement on Form S-8 relating to the 2001 Employee Stock Option Plan and the 2001 Employee Stock Purchase Plan of Sigma Designs, Inc. is effective. Pursuant to General Instruction E of Form S-8, the contents of the earlier Registration Statement on Form S-8 filed June 29, 2001 (Registration No. 333-64234) hereby are incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on this 28th day of February 2003.

SIGMA DESIGNS, INC.

By: /s/ Thinh Q. Tran
Thinh Q. Tran
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thinh Q. Tran and Kit Tsui, and each of them, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement on Form S-8 together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions that may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on this 28th day of February 2003 by the following persons in the capacities indicated:

Signatures Title
/s/ Thinh Q. Tran Thinh Q. Tran	Chairman of the Board of Directors, Chief Executive Officer and President (Principal Executive Officer)
/s/ Kit Tsui Kit Tsui	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)
/s/ William J. Almon William J. Almon	Director
/s/ Julien Nguyen Julien Nguyen	Director
/s/ William Wang William Wang	Director

Index to Exhibits
Exhibit Number	Description
5.1	Opinion of counsel as to legality of securities being registered.
23.1	Consent of counsel (contained in Exhibit 5.1).
23.2	Independent Auditors' Consent.
24.1	Powers of Attorney (see page 3).